Exhibit 10.2

NEW PEOPLES BANKSHARES, INC.

LONG-TERM CASH INCENTIVE PLAN

[FORM OF] AWARD AGREEMENT

THIS AWARD AGREEMENT (this “Agreement”) is dated this ____ day of __________,[1] (the “Date of Grant”), by and between New Peoples Bankshares, Inc., a Virginia financial holding company (the “Company”), and _________ (the “Participant”).

The Company has adopted the New Peoples Bankshares, Inc. Long-Term Cash Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of certain employees of the Company and/or the Bank. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

Pursuant to the Plan, the Administrator has determined that it would be in the best interest of the Company and its shareholders to grant the Award provided herein in order to provide the Participant with additional remuneration for services rendered, to encourage the Participant to remain in the employ of the Company and/or the Bank and to increase the Participant’s personal interest in the continued success and progress of the Company.

The Company and the Participant therefore agree as follows:

1.       Grant of Award. Subject to the terms and conditions herein and in the Plan, the Company hereby awards to the Participant, this Award covering ______ shares of Stock (the “Covered Shares”), which represents the right to one or more Earnings per Share-based cash payments with respect to the Covered Shares determined in accordance with Plan Section 5.3. This Award is subject to adjustment in the event of a change in capital structure of the Company pursuant to Article VII of the Plan.

2.       Vesting; Forfeiture. The Sub-Account attributable to this Award will vest in twenty-five percent (25%) increments, on each of the first through fourth anniversaries the Date of Grant, subject to the Participant’s continuous employment with the Company or the Bank through the applicable anniversary. Only the vested portion of the Sub-Account will become payable following a Settlement Date, and the unvested portion of the Sub-Account balance will be forfeited upon the Participant’s Separation from Service for any reason. In addition, if a Participant is terminated by the Company for Cause (or resigns at a time when Cause exists), the Participant also shall forfeit the vested portion of the Sub-Account balance.

3.       Settlement Event. The Settlement Event for this Award will be the first to occur of (i) the 10-year anniversary of the Effective Date; (ii) the Participant’s Separation from Service; or a (iii) Change in Control.

4.       Distribution of Sub-Account.  Except as set forth in the following sentence, the vested portion of the Sub-Account balance attributable to this Award will be paid in three equal or substantially equal installments, with the first installment made on or following the Settlement Event but within the same calendar year as the Settlement Event, and with the second and third installments, respectively, made on January 2 of the first and second calendar years, respectively, following the calendar year of the Settlement Event. Notwithstanding the foregoing, if the Settlement Event is (i) the Participant’s Separation from Service upon the Participant’s death while employed by the Company or the Bank or (ii) a Change in Control, the vested portion of the Sub-Account balance will be paid in a lump sum within 90 days following the Settlement Event. Payments under this Section 4 are subject to delay, if and to the extent required by Section 409A, as set forth in Plan Section 10.5.

5.       Non-transferability of this Award. Except as provided otherwise in the following sentence, no right or interest of the Participant in this Award shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.  In the event of the Participant’s death, the Participant’s rights and interests in this Award shall be transferable only to a beneficiary designated in accordance with procedures established by the Administrator or, absent such designation, by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to the Participant’s legal representatives, heirs or legatees. Until otherwise announced by the Administrator, any beneficiary designation shall be made on the form attached as Exhibit A.

6.       No Shareholder Rights. The Participant shall not be deemed for any purpose to be, or to have any of the rights of, a shareholder of the Company due to the Participant’s receipt of this Award or any payment hereunder. Furthermore, the existence of this Award Agreement shall not affect in any way the right or power of the Company or its shareholders to accomplish any corporate act.

7.       Mandatory Withholding for Taxes. Participant acknowledges and agrees that the Company shall deduct from the cash otherwise payable or deliverable hereunder an amount of cash that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon distribution of the Sub-Account balance, as determined by the Administrator.

8.       Notice. Unless the Company notifies the Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Award Agreement shall be in writing and shall be delivered personally to the following address:

New Peoples Bankshares, Inc.

67 Commerce Drive

Honaker, Virginia 24260

Attention: Director, Human Resources

Any notice or other communication to the Participant with respect to this Award Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to the Participant’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Participant of a change of address.

9.       Grantee Employment. Nothing contained in this Award Agreement, and no action of the Company or the Board with respect hereto, shall confer or be construed to confer on the Participant any right to continue in the employ of the Company and/or the Bank or interfere in any way with the right of the Company and/or the Bank to terminate the Participant’s employment at any time, with or without Cause.

10.        Governing Law. This Award Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia.

11.       Entire Agreement; Amendment. This Award Agreement constitutes the entire agreement between the Participant and the Company with respect to the subject matter hereof and shall be binding upon the Participant’s legatees, distributees, and personal representatives and the successors of the Company. This Award Agreement may only be amended by a writing signed by both the Participant and the Company.

12.       Grantee Acceptance. By signing in the space provided at the end hereof and returning a signed copy to the Company, the Participant shall signify (a) receipt of a copy of the Plan and (b) acceptance of the terms and conditions of this Award Agreement and of the Plan.

ATTEST:  NEW PEOPLES BANKSHARES, INC.

By:___________________________

[Name]

[Chairman]

ACCEPTED:

[Name of officer]

Exhibit A

NEW PEOPLES BANKSHARES, INC.
LONG-TERM CASH INCENTIVE PLAN

AWARD AGREEMENT

Designation of Beneficiary

I, _______________________ (the “Participant”), in accordance with the rights granted to me under the Award Agreement dated ________________________, by and between New Peoples Bankshares, Inc. (the “Company”) and the Participant under the New Peoples Bankshares, Inc. Long-Term Cash Incentive Plan (the “Plan”) do hereby nominate as Beneficiary thereunder to receive payments under the Award Agreement in the event of my death:

Primary Beneficiary:

Name:	_____________________________________	Percent to Beneficiary:	________________
Social Security Number/TIN: _______________________		Relationship:	________________

Name:	___________________________________	Percent to Beneficiary:	________________
Social Security Number/TIN: _____________________		Relationship:	________________

Contingent Beneficiary:

Name:	____________________________	Percent to Beneficiary:	________________
Social Security Number/TIN: _____________________		Relationship:	________________

Name:	__________________________________	Percent to Beneficiary:	_______________
Social Security Number/TIN: ________________________		Relationship:	_______________

I further reserve the privilege of changing the Beneficiary herein named at any time or times without the consent of any such beneficiary. This designation is made upon the following terms and conditions:

1.	The word "Beneficiary" as used herein shall include the plural, Beneficiaries.
2.	For purposes of this Beneficiary Designation, no person shall be deemed to have survived the participant if that person dies within thirty (30) days of the participant's death.
3.	Beneficiary shall mean the Primary Beneficiary if such Primary Beneficiary survives the participant by at least thirty (30) days and shall mean the Contingent Beneficiary if the Primary Beneficiary does not survive the participant by at least thirty (30) days.
4.	If the Primary Beneficiary shall be deceased on any payment date provided in the Award Agreement, any and all remaining payments shall be payable to the Contingent Beneficiary unless the executors or administrators of said deceased Beneficiary are named as Primary Beneficiary herein above.
5.	If more than one Beneficiary is named within the same class (i.e., Primary or Contingent), then payments shall be made equally to such Beneficiaries unless otherwise provided herein above. If any such Beneficiary dies while receiving payments under the Award Agreement, any and all remaining payments shall continue to be made to the surviving Beneficiaries of such class and to the legal heirs of the deceased Beneficiary, which legal heirs shall receive the amount which was being received by said deceased Beneficiary. If all of the Beneficiaries of a class shall die, any and all remaining payments shall be made to the next class of Beneficiaries, as provided under Paragraph 4 above.

6.	If none of the Beneficiaries named herein above are living on any said payment date, any and all remaining payments shall be made to my executors or administrators, or upon their written request, to any person or persons so designated by them.
7.	If any such payments shall be payable to any trust, the Company shall not be liable to see to the application by the Trustee of any payment hereunder at any time, and may rely upon the sole signature of the Trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this designation or any right hereunder.

This designation cancels and supersedes any Beneficiary Designation heretofore made by me with respect to the Award Agreement and the right to receive payments thereunder.

Dated: ________________________________ My Signature: _______________________________________

[1] Note: Insert day, month and year committee approval date for this Award.